EXHIBIT 10.20

                                                         FUNB Loan No. 265950357

                                 PROMISSORY NOTE
                                 ---------------

$50,000,000.00                                                 December __, 2000


         FOR VALUE RECEIVED, the undersigned, INNKEEPERS RESIDENCE SAN MATEO, L.P., a Virginia limited partnership ("Borrower 1"), Innkeepers Residence Shelton, L.P. d/b/a Innkeepers Shelton Limited Partnership, a Virginia limited partnership ("Borrower 2"), Innkeepers Residence Atlanta-Downtown, L.P., a Virginia limited partnership ("Borrower 3"), Innkeepers Residence Arlington
(TX), L.P., a Virginia limited partnership ("Borrower 4"), Innkeepers Residence Addison (TX), L.P., a Virginia limited partnership ("Borrower 5"), and Innkeepers RI Altamonte, L.P., a Virginia limited partnership ("Borrower 6"; Borrower 1, Borrower 2, Borrower 3, Borrower 4, Borrower 5 and Borrower 6, are individually a "Borrower", and collectively, "Maker"), each having an address at c/o Innkeepers USA Trust, 306 Royal Poinciana Way, Palm Beach, Florida 33480, jointly and severally, promise to pay to the order of FIRST UNION NATIONAL BANK, a national banking association ("Payee"), at the office of Payee at One First Union Center, 301 South College Street, DC-6, Charlotte, North Carolina 28288-0166, or at such other place as Payee may designate to Maker in writing from time to time, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid (the "Loan"), from the date of the advance of the principal evidenced hereby, at the rate of Seven and seventy-five hundredths percent (7.75%) per annum (the "Note Rate"), together with all other amounts due hereunder or under the other Loan Documents (as defined herein), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

                        Article I - TERMS AND CONDITIONS
                        --------------------------------

         1.1. Computation of Interest. Interest shall be computed hereunder based on a 360-day year and based on the actual number of days elapsed for any month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through and including the day on which funds are credited pursuant to Section 1.2 hereof.

         1.2. Payment of Principal and Interest. Payments in federal funds immediately available at the place designated for payment received by Payee prior to 2:00 p.m. local time on a day on which Payee is open for business at said place of payment shall be credited prior to close of business, while other payments, at the option of Payee, may not be credited until immediately available to Payee in federal funds at the place designated for payment prior to 2:00 p.m. local time on a day on which Payee is open for business. Payments of interest only shall be due and payable beginning on the first day of the second full calendar month following the date

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of this Note (or on the first day of the first full calendar month following the date hereof, in the event the advance of the principal amount evidenced by this
Note is the first day of a calendar month) (the "First Payment Date"), and continuing on the first day of each and every calendar month thereafter through and including the forty-eighth (48th) Payment Date (as hereinafter defined) as more particularly set forth in Schedule 1 annexed hereto and made a part hereof. Commencing on the forty-ninth (49th) Payment Date and continuing on the first day of each and every calendar month thereafter through and including December
1, 2010, payments of principal and interest shall be payable in equal consecutive monthly installments of $377,664.38. The first day of each and every calendar month during the term of this Note, commencing with the First Payment Date, shall hereinafter be referred to as a "Payment Date." On January 1, 2011 (the "Maturity Date"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.

         1.3. Application of Payments. So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied first, to any amounts hereafter advanced by Payee hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Payee, third, to the payment of accrued interest and last to reduction of principal.

         1.4. Payment of "Short Interest". If the advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, Maker shall pay to Payee contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through and including the last day of this calendar month.

         1.5.     Prepayment; Defeasance.

                  (a) This Note may not be prepaid, in whole or in part (except as otherwise specifically provided herein), at any time. In the event that Maker wishes to have any of the Crossed Properties (as hereinafter defined) comprising the Security Property (as hereinafter defined) released from the lien of the Security Instrument (as hereinafter defined) encumbering such Crossed Property (as hereinafter defined), Maker's sole options shall be: (x) a Defeasance (as hereinafter defined) upon satisfaction of the terms and conditions set forth in Section 1.5(d) hereof and (y) the substitution and release of the particular Crossed Property in accordance with Section 4.33 of the applicable Security Instrument. This Note may be prepaid in whole but not in part without premium or penalty on any Payment Date occurring within three (3) months prior to the Maturity Date provided (i) written notice of such prepayment is received by Payee not more than ninety (90) days and not less than ten (10) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents. If, upon any such permitted prepayment on a Payment Date occurring within three (3) months prior to the Maturity Date, the aforesaid prior written notice has not been timely received by Payee, there shall be due a prepayment fee equal to, an amount equal to the lesser of (i) thirty (30) days' interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid and (ii) interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Maturity Date of this Note as though such prepayment had not occurred.


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

                  (b)      If, prior to the earlier to occur of (x) the fourth
(4th) anniversary of the First Payment Date and (y) the date which is two years after the "startup day", within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code") of a "real estate mortgage investment conduit" ("REMIC"), within the meaning of Section 860D of the Code, that holds this Note (the earlier of (x) and (y), the "Lockout Expiration Date"), the indebtedness evidenced by this Note shall have been declared due and payable by Payee pursuant to Article II hereof or the provisions of any other Loan Document due to a default by Maker, then, in addition to the indebtedness evidenced by this Note being immediately due and payable, there shall also then be immediately due and payable a sum equal to the interest which would have accrued on the principal balance of this Note at the Note Rate from the date of such acceleration to the Lock-out Expiration Date (such amount being referred to as the "Foregone Interest"), together with a prepayment fee in an amount equal to the Yield Maintenance Premium (as hereinafter defined) based on the entire indebtedness on the date of such acceleration. If such acceleration is on or following the Lock-out Expiration Date, the Yield Maintenance Premium shall also then be immediately due and payable as though Maker were prepaying the entire indebtedness on the date of such acceleration. In addition to the amounts described in the two preceding sentences, in the event of any such acceleration or tender of payment of such indebtedness occurs or is made on or prior to the first (1st) anniversary of the date of this Note, there shall also then be immediately due and payable an additional prepayment fee of one and one-half percent (1.5%) of the principal balance of this Note. The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) two percent (2.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of this Note and on the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. The term "Payment Differential" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event that any prepayment fee is due hereunder, Payee shall deliver to Maker a statement setting forth the amount and determination of the prepayment fee, and, provided that Payee shall have in good faith applied the formula described above, Maker shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Payee on any day during the fifteen (15) day period preceding the date of such prepayment. Payee shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee.


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

                  (c) Partial prepayments (or a total prepayment) of this Note shall not be permitted, except for partial prepayments (or a total prepayment) resulting from Payee's or Maker's (if applicable) election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium (including, without limitation, the Yield Maintenance Premium) or the Foregone Interest shall be due unless, at the time of either Payee's receipt of such proceeds or the application of such proceeds to the outstanding principal balance of this Note, an Event of Default, or an event which, with notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, which default or Event of Default is unrelated to the applicable casualty or condemnation, in which event the applicable prepayment fee or premium shall be due and payable based upon the amount of the prepayment. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any partial prepayments of principal payable under this
Section 1.5(c) shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section 1.2 above. Except as otherwise expressly provided in Section 1.5(a) above or in this Section 1.5(c), the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this
Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Payee's exercise of its rights upon Maker's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

                  (d) (i) At any time after the Lockout Expiration Date, and provided no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, at Maker's option, Payee shall cause the release (the "Release") of the Security Property or any of the Crossed Properties (each, a "Designated Parcel"), as applicable, from the lien of the applicable Security Instrument encumbering such Designated Parcel and the other Loan Documents (a "Defeasance") upon the satisfaction of the following conditions:

                           (A) Maker shall give not more than ninety (90) days'
or less than thirty (30) days' prior written notice to Payee specifying the date Maker intends for the Defeasance to be consummated (the "Release Date"), which date shall be a Payment Date.

                           (B) All accrued and unpaid interest and all other
sums due under this Note and under the other Loan Documents up to and including the Release Date shall be paid in full on or prior to the Release Date.

                           (C) Maker shall deliver to Payee on or prior to the
Release Date:

                               (1) a sum of money in immediately available funds
(the "Defeasance Deposit") equal to the outstanding principal balance of this
Note in the event of a Total Defeasance (as hereinafter defined) or the outstanding Allocated Loan Amount for the


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

Designated Parcel(s) in the event of a Partial Defeasance (as hereinafter defined) plus an amount, if any, which together with the outstanding principal balance of this Note in the event of a Total Defeasance or the outstanding Allocated Loan Amount for the Designated Parcel(s) in the event of a Partial Defeasance, shall be sufficient to enable Payee to purchase, through means and sources customarily employed and available to Payee, for the account of Maker, direct, non-callable obligations of the United States of America (or other collateral acceptable to the applicable rating agencies rating the securities issued in the Secondary Market Transaction of which the Loan is a part thereof) that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and to the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and/or interest required to be paid (x) under this Note (including, but not limited to, all amounts due on the Maturity
Date) in the event that the entire Loan is subject to a defeasance (a "Total Defeasance") and the Release is to be applicable for the entire Security Property, or (y) on account of the Allocated Loan Amount for the Designated Parcel(s) which is the subject of the Release (including, but not limited to, all amounts due on account of the Allocated Loan Amount on the Maturity Date) in the event that only a portion of the Loan is subject to a defeasance (a "Partial Defeasance") and the Release is to be applicable to one or more (but not all) of the Designated Parcels, for the balance of the term hereof (the "Defeasance Collateral"), each of which shall be duly endorsed by the holder thereof as directed by Payee or accompanied by a written instrument of transfer in form and substance satisfactory to Payee in its sole discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as hereinafter defined) the first priority security interest in the Defeasance Collateral in favor of Payee in conformity with all applicable state and federal laws governing granting of such security interests.

                               (2) A pledge and security agreement, in form and
substance satisfactory to Payee in its sole discretion, creating a first priority security interest in favor of Payee in the Defeasance Collateral (the "Defeasance Security Agreement"), which shall provide, among other things, that any excess received by Payee from the Defeasance Collateral over the amounts payable by Maker hereunder, or under the Defeased Note (as hereinafter defined), if applicable, shall be refunded to Maker promptly after each monthly Payment Date.

                               (3) A certificate of Maker certifying that all of
the requirements set forth in this subsection 1.5(d)(i) have been satisfied.

                               (4) An opinion of counsel for Maker in form and
substance and delivered by counsel reasonably satisfactory to Payee stating, among other things, that (w) Payee has a perfected first priority security interest in the Defeasance Collateral, (x) the Defeasance Security Agreement is enforceable against Maker in accordance with its terms, (y) the contemplated defeasance in accordance with and subject to the terms and conditions of this Note will not result in any deemed exchange of the Note pursuant to Section 1001 of the Code and will not adversely affect the Note's status as indebtedness for Federal income tax purposes and (z) any trust formed as a REMIC in connection with a Secondary Market Transaction (as defined in the Security Instrument) will not fail to maintain its status as a REMIC as a result of such defeasance in accordance with and subject to the terms and conditions of this Note or be subject to a tax on a prohibited transaction under Section 860(f)(a) of the Code.

                               (5) Evidence in writing from the applicable
rating agencies to the effect that the collateral substitution will not by itself result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with a Secondary Market Transaction of which the Loan is a part thereof.

                               (6) A certificate from a firm of independent
public accountants (or a firm specializing in Defeasance procedures if such firm's certificate in lieu of a certificate from independent public accountants is acceptable to the applicable rating agencies) reasonably acceptable to Payee certifying that the Defeasance Collateral is sufficient to satisfy the provisions of paragraph (1) above.

                               (7) Maker and any guarantor or indemnitor of
Maker's obligations under the Loan Documents for which Maker has personal liability executes and delivers to Payee such documents and agreements as Payee shall reasonably require to evidence and effectuate the ratification of such personal liability and guaranty or indemnity, respectively.

                               (8) Such other certificates, documents or
instruments as Payee may reasonably require.

                               (9) Payment of all fees, costs, expenses and
charges incurred by Payee in connection with the Defeasance of the Security Property or the Designated Parcel, as applicable, and the purchase of the Defeasance Collateral, including, without limitation, all reasonable legal fees and costs and expenses incurred by Payee or its agents in connection with the release of the Security Property or the Designated Parcel, as applicable, review of the proposed Defeasance Collateral and preparation of the Defeasance Security Agreement and related documentation, any revenue, documentary, stamp, intangible or other taxes, charges or fees due in connection with transfer of the Note, assumption of the Note, or substitution of collateral for the Security Property or the Designated Parcel, as applicable, shall be paid on or before the Release Date. Without limiting Maker's obligations with respect thereto, Payee shall be entitled to deduct all such fees, costs, expenses and charges from the Defeasance Deposit to the extent of any portion of the Defeasance Deposit which exceeds the amount necessary to purchase the Defeasance Collateral.

                           (D) In addition to the other conditions precedent to
a Defeasance as contemplated herein, Maker may not obtain a release in connection with a Partial Defeasance from the lien of any Security Instrument unless:

                  In connection with such Partial Defeasance and in consideration of, inter alia, Payee releasing the Designated Parcel(s), as applicable, from the terms and provisions of the applicable Security Instrument, Maker deposits with, and pledges to, Payee, in addition to any other sums required to be deposited pursuant to the terms hereof, a cash deposit equal to twenty-five percent (25%) of the portion of the outstanding principal balance of this Note attributable to the Allocated Loan Amount of the Designated Parcel(s) (such deposit, the

"Additional Defeasance Deposit"); provided, however, that in no event shall Maker be obligated to make an Additional Defeasance Deposit in excess of an amount that would result in the total amounts of all Additional Defeasance Deposits given in connection with any Partial Defeasance under this Note to be greater than 15% of the outstanding principal balance of the Note which has not been defeased. The Additional Defeasance Deposit shall be held by Payee pursuant to a guaranty, pledge and security agreement between the remaining borrowers under this Note and/or the Undefeased Note (as hereinafter defined) and Payee in form and substance reasonably satisfactory to Payee, as additional collateral and security for the Undefeased Note and the Additional Defeasance Deposit shall be held by Payee in an interest bearing account (such account, the "Cash Collateral Account") in accordance with the provisions of Section 4.31 of the applicable Security Instrument. Upon payment in full or defeasance of the entire Loan, the remaining portion of the Additional Defeasance Deposit, if any (with any interest earned thereon), shall be released to Maker. Maker hereby acknowledges and agrees that Payee may commingle any and all Additional Defeasance Deposits.

                           (ii) (A) Upon a Total Defeasance in compliance with
the requirements of subsection 1.5(d)(i), the Security Property shall be released from the lien of the Security Instruments and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents. Payee will, at Maker's expense, execute and deliver any agreements reasonably requested by Maker to release the lien of the Security Instrument from the Security Property.

                                (B) Upon a Partial Defeasance in compliance with
the requirements of this Section 1.5(d), the Designated Parcel(s) shall be released from the lien of the applicable Security Instrument securing such Designated Parcel(s) and the other Loan Documents, the Defeasance Collateral shall constitute collateral which shall secure the Defeased Note (as hereinafter defined) and Maker shall cause to be executed and delivered to Payee all necessary documents to amend and restate this Note and issue substitute notes to reflect a note evidencing the portion of the principal balance of this Note that has not been defeased (the "Undefeased Note") and a substitute note with a principal balance equal to the Defeasance Deposit evidencing the principal balance that has been defeased (the "Defeased Note"). The Undefeased Note shall have terms identical to the terms of this Note, except for the principal balance, which shall be equal to the undefeased principal portion of this Note. Each Defeased Note shall be in a principal amount equal to the applicable Defeasance Deposit, be dated as of the date hereof, mature on the Maturity Date, be secured by the Defeasance Collateral delivered in connection with the defeasance and otherwise contain substantially the same terms as this Note. Each Defeased Note shall evidence a portion of the existing indebtedness hereunder and not any new or additional indebtedness of Maker. A Defeased Note may not be the subject of any further defeasance. Payee will, at Maker's expense, execute and deliver any agreements reasonably requested by Maker to release the lien of the applicable Security Instrument from the Designated Parcel(s).

                           (iii) Upon the release of the Security Property or a
Designated Parcel in accordance with this Section 1.5(d), Maker or the applicable Borrower, as the case may be, shall assign all its obligations and rights under this Note in the case of a Total Defeasance or under the Defeased
Note in the case of a Partial Defeasance, as the case may be, together with the pledged Defeasance Collateral, to a newly created successor entity which complies with the


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

terms of Section 1.33 of the Security Instrument designated by Maker and approved by Payee in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under this Note in the case of a Total Defeasance or the applicable Borrower's obligations under the Defeased Note in the case of a Partial Defeasance, as the case may be, and Maker's, or the applicable Borrower's, obligations under the Defeasance Security Agreement. As conditions to such assignment and assumption, Maker (or the applicable Borrower in the event of a Partial Defeasance) shall (x) deliver to Payee an opinion of counsel in form and substance and delivered by counsel satisfactory to Payee in its sole discretion stating, among other things, that such assumption agreement is enforceable against Maker (or the applicable Borrower in the event of a Partial Defeasance) and such successor entity in accordance with its terms and that this Note and the Defeasance Security Agreement as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses (including, but not limited to, reasonable legal fees) incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Maker (or the applicable Borrower in the event of a Partial Defeasance) shall be relieved of its obligations hereunder, under the other Loan Documents other than as specified in Section 1.5(d)(i)(C)(7) above and under the Defeasance Security Agreement.

                           (iv) Any references in this Section 1.5 to "Allocated
Loan Amount" shall be deemed to refer to the respective Allocated Loan Amount for a Designated Parcel as set forth in Schedule 2 attached hereto and made a part hereof, as same may have been proportionately reduced as a result of any payments that may have been made under this Note and applied to the principal indebtedness due under this Note.

                  (e) Waiver of Statutory Rights for Prepayment Premium Upon Acceleration. With respect to San Mateo (as hereinafter defined), Maker hereby expressly (i) waives any rights it may have under California Civil Code ss.2954.10 or any other statute or judicial precedent now or hereafter in effect to prepay this Note, in whole or in part, without penalty, upon acceleration of the maturity date of this Note, foreclosure or otherwise and (ii) agrees that if for any reason, a prepayment or deemed prepayment of any or all of this Note is made, whether voluntarily or upon or following any acceleration of the maturity date of this Note by Payee on account of any default by Maker, or on account of foreclosure or otherwise, including, but not limited to, any transfer or disposition as prohibited or restricted by the Security Instrument, then Maker shall be obligated to pay, concurrently therewith, as a prepayment charge on acceleration, the applicable sums specified in this Section 1.5. By initialing this provision in the space provided below, Maker hereby declares that Payee's agreement to make the subject loan at the interest rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Maker, for this waiver and agreement and acknowledges that, in making the loan on the terms set forth in this Note and the Security Instrument, Payee has given individual weight to the consideration afforded to Payee by this waiver and agreement. Nothing in this Section 1.5(e) shall waive or be deemed to waive the restrictions on prepayment and defeasance set forth in this Note. The foregoing California statutory references shall not be construed to mean that this Note is governed by California law, but have been inserted solely as a result of a portion of the Security Property being situated in the State of California.


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

                  Maker's Initials:__________

         1.6. Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, that certain (i) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("San Mateo Deed of Trust") from Borrower 1 for the benefit of Payee, dated of even date herewith, covering property located in San Mateo County, California ("San Mateo"); (ii) Open-End Mortgage Deed and Security Agreement ("Shelton Mortgage") from Borrower 2 for the benefit of Payee, dated of even date herewith, covering property located in Shelton, Connecticut ("Shelton");
(iii) Deed to Secure Debt and Security Agreement ("Atlanta-Downtown Security Deed") from Borrower 3 for the benefit of Payee, dated of even date herewith, covering property located in Atlanta, Georgia ("Atlanta-Downtown"); (iv) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Arlington Deed of Trust") from Borrower 4 for the benefit of Payee, dated of even date herewith, covering property located in Arlington, Texas ("Arlington"),
(v) Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Addison Deed of Trust") from Borrower 5 for the benefit of Payee, dated of even date herewith, covering property located in Addison, Texas ("Addison"); and (vi) Mortgage, Assignment of Leases and Rents and Security Agreement ("Altamonte Mortgage"; the San Mateo Deed of Trust, Shelton Mortgage, Atlanta-Downtown Security Deed, Arlington Deed of Trust, Addison Deed of Trust and Altamonte Mortgage are, individually, a "Security Instrument" and collectively, "Security Instruments") from Borrower 6 for the benefit of Payee, dated of even date herewith, covering property located in Altamonte Springs, Florida ("Altamonte"; San Mateo, Shelton, Atlanta-Downtown, Arlington, Addison and Altamonte are, individually, a "Crossed Property", and collectively, the "Crossed Properties"). The Security Instruments, together with this Note and all other documents to or of which Payee is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "Loan Documents". All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

         1.7. Alienation and Further Encumbrances. Each Security Instrument provides that the Security Property or any part thereof or interest therein shall not be sold, conveyed, disposed of, alienated, hypothecated, leased (except to tenants of space in the improvements in accordance with the provisions of Section 1.12 of each of the Security Instruments), assigned, pledged, mortgaged, further encumbered or otherwise transferred and Maker shall not be divested of its title to the Security Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, except as otherwise provided in Sections 1.13 or 4.33 in each of the Security Instruments.


                              Article II - DEFAULT
                              --------------------

         2.1. Events of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within seven (7) days of the date such payment is due (provided that no grace period is provided for the payment of principal and interest due on the Maturity Date), or should any other default not cured within any applicable grace or notice period occur under any other Loan Document, then an Event of Default (an "Event of Default") shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Payee and without notice to Maker, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

         2.2. Late Charges. In the event that any payment is not received by Payee within seven (7) days of the date when due, then, in addition to any default interest payments due hereunder, Maker shall also pay to Payee a late charge in an amount equal to five percent (5%) of the amount of such overdue payment.

         2.3. Default Interest Rate. So long as any Event of Default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note, from the date due until the date credited, at a rate per annum equal to four percent (4%) in excess of the Note Rate, or, if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Maker under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable.

         2.4. Maker's Agreements. Maker acknowledges that it would be extremely difficult or impracticable to determine Payee's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Payee in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Payee's discretion.

         2.5. Maker to Pay Costs. In the event that this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

         2.6. Exculpation. Notwithstanding anything in this Note or the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Payee agrees that:

                  (a) Maker shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents (collectively, the "Security Property"); none of Maker's officers or partners, nor any shareholder, director or officer of any of Maker's affiliates, nor any of Maker's affiliates, shall be liable for the indebtedness evidenced hereby or under any other Loan Documents except with respect to any liability which such party may be subject to as a result of Maker's obligations described in Section 2.6(c) hereof and/or as set forth in the Environmental Indemnity Agreement;

                  (b) if a default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Maker under the Loan Documents, any judicial proceedings brought by Payee against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Security Property, except with respect to the liability described below in this section; and

                  (c) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Payee against Maker, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Maker shall be fully and personally liable and subject to legal action (i) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (ii) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, to the full extent of such proceeds or awards not previously delivered to Payee, but which, under the terms of the Loan Documents, should have been delivered to Payee, (iii) for all tenant security deposits or other refundable deposits paid to or held by Maker or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one (1) month in advance, (v) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of Default or any event which, with notice or the passage of time, or both, would constitute an Event of Default, hereunder or under the other Loan Documents which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Payee, (vi) for intentional waste committed on the Security Property, damage to the Security Property as a result of the intentional misconduct of Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor, or any agent or employee of any such person, or any removal of all or any portion of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Payee on account of such occurrence,
(vii) for failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Payee pursuant to the terms of the Security Instrument (including, without limitation, the provisions of Section 4.31 thereof) specifically for the applicable taxes or assessments and not applied by Payee to pay such taxes and assessments, (viii) for all obligations and indemnities of Maker under the Loan Documents relating to hazardous or toxic substances or radon or compliance with environmental laws and regulations to the full extent of any losses or damages (including, but not limited to, those resulting from diminution in value of any Security Property) incurred by Payee as a result of the existence of such hazardous or toxic substances or radon or failure to comply with environmental laws or regulations, except to the extent that such losses or damages are recovered under insurance policies, and (ix) for fraud or intentional misrepresentation by Maker or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements, representations or disclosures on behalf of Maker, to the full extent of any losses, damages and expenses of Payee on account thereof. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Maker under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (2) preclude Payee from foreclosing the Loan Documents in case of any default or from enforcing any of the other rights of Payee except as stated in this section, or (3) limit or impair in any way whatsoever the Environmental Indemnity Agreement (the "Environmental Indemnity Agreement") of even date herewith executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Environmental Indemnity Agreement.

         Notwithstanding anything to the contrary in this Note, the Security Instruments or any of the other Loan Documents, Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Payee in accordance with this Note, the Security Instruments and the other Loan Documents.

                        Article III - GENERAL CONDITIONS
                        --------------------------------

         3.1. No Waiver; Amendment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         3.2. Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Maker. Maker hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

         3.3. Limit of Validity. The provisions of this Note and of all agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid or agreed to be paid ("Interest") to Payee for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Payee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Payee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or, at the option of Payee, be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under the law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. To the extent United States federal law permits a greater amount of interest than is permitted under the law of the State in which the Security Property is located, Payee will rely on United States federal law for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the maximum lawful rate under the law of the State in which the Security Property is located or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. This Section 3.3 will control all agreements between Maker and Payee.

         3.4. Use of Funds. Maker hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

         3.5. Unconditional Payment. Maker is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

         3.6. Governing Law. THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF NORTH CAROLINA.

         3.7. Waiver of Jury Trial. MAKER AND PAYEE, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         3.8. Secondary Market. Payee may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market. In connection with such sale, Payee may retain or assign responsibility for servicing the loan evidenced by this Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Payee herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

         3.9. Dissemination of Information. If Payee determines at any time to sell, transfer or assign this Note, the Security Instruments and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Payee may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any rating agency rating such Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Payee now has or may hereafter acquire relating to the debt evidenced by this Note and to Maker, any guarantor, any indemnitor and the Mortgaged Property, which shall have been furnished by Maker, any guarantor or any indemnitor as Payee determines necessary or desirable.

                     Article IV - MISCELLANEOUS PROVISIONS
                     -------------------------------------

         4.1. The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Maker consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Maker under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

         4.2. The Tax Identification Numbers for each Borrower comprising Maker are:

                            Borrower 1:  65-0701067
                            Borrower 2:  65-0797654
                            Borrower 3:  65-0701072
                            Borrower 4:  65-0746245
                            Borrower 5:  65-0722052
                            Borrower 6:  65-0803243

         4.3. Notwithstanding anything to the contrary contained in this Note, in the event Maker has an obligation to pay attorneys' fees or legal fees under this Note or any of the other Loan Documents, such obligation shall be in an amount equal to reasonable attorneys' fees and expenses actually incurred.

         4.4. PREJUDGMENT REMEDY WAIVER. WITH RESPECT TO SHELTON, MAKER HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE PROCEEDS OF THE LOAN SHALL BE USED FOR GENERAL COMMERCIAL PURPOSES AND THAT THE LOAN IS A "COMMERCIAL TRANSACTION" AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. MAKER HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES, SECTIONS 52-278A ET SEQ., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES PAYEE MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, MAKER ACKNOWLEDGES THAT PAYEE'S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES, SECTION 52-278F, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. MAKER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY PAYEE'S ATTORNEY, AND PAYEE ACKNOWLEDGES MAKER'S

RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. MAKER FURTHER HEREBY WAIVES ANY REQUIREMENT OR OBLIGATION OF PAYEE TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY PAYEE AND WAIVES ANY OBJECTIONS TO ANY PREJUDGMENT REMEDY OBTAINED BY PAYEE BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS OF MAKER OR ANY OTHER OBLIGATED PARTY TO ANY ACTION BROUGHT BY PAYEE. MAKER ACKNOWLEDGES AND AGREES THAT ALL OF THE WAIVERS CONTAINED IN THIS SECTION HAVE BEEN MADE KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF ITS COUNSEL. THE FOREGOING CONNECTICUT STATUTORY REFERENCES SHALL NOT BE CONSTRUED TO MEAN THAT THIS NOTE IS GOVERNED BY CONNECTICUT LAW, BUT HAVE BEEN INSERTED SOLELY AS A RESULT OF A PORTION OF THE SECURITY PROPERTY BEING SITUATED IN THE STATE OF CONNECTICUT.

         4.5. With respect to Altamonte, the proper Florida Documentary Stamp Taxes in the amount of $21,857.50 have been paid and the proper documentary stamps have been affixed to the Altamonte Mortgage securing this Promissory Note, dated of even date herewith, recorded in the public records of Seminole County, Florida.


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

MAKER:

FIRST BORROWER:                             SECOND BORROWER:
--------------                              ---------------

INNKEEPERS RESIDENCE SAN MATEO,             INNKEEPERS RESIDENCE SHELTON,
L.P., a Virginia limited partnership        L.P. d/b/a Innkeepers Shelton
                                            Limited Partnership, a
                                            Virginia limited partnership

By: Innkeepers Residence San Mateo, Inc.,
    a Virginia corporation,                 By: Innkeepers Residence Shelton,
    its General Partner                         Inc., a Virginia corporation,
                                                its General Partner

    By:
       ---------------------------------
       Name:                                    By:
       Title:                                      -----------------------------
                                                   Name:
                                                   Title:

THIRD BORROWER:                             FOURTH BORROWER:
--------------                              ---------------

INNKEEPERS RESIDENCE ATLANTA-               INNKEEPERS RESIDENCE ARLINGTON (TX),
DOWNTOWN, L.P., a Virginia                  L.P. a Virginia limited partnership
limited partnership

By: Innkeepers Residence Atlanta-           By: Innkeepers Residence Arlington,
    Downtown, Inc.,                             Inc., a Virginia corporation,
    a Virginia corporation,                     its General Partner
    its General Partner

                                                By:
                                                   -----------------------------
    By:                                            Name:
       ---------------------------------           Title:
       Name:
       Title:

FIFTH BORROWER:                             SIXTH BORROWER:
--------------                              --------------

INNKEEPERS RESIDENCE ADDISON (TX),          INNKEEPERS RI ALTAMONTE, L.P.,
L.P., a Virginia limited partnership        a Virginia limited partnership

By: Innkeepers Residence Addison, Inc.,     By: Innkeepers RI Altamonte, Inc.,
    a Virginia corporation,                     a Virginia corporation,
    its General Partner                         its General Partner

    By:                                         By:
       ---------------------------------           -----------------------------
       Name:                                       Name:
       Title:                                      Title: